                           WAIVER AND AMENDMENT NO. 2

                                       TO

                           LOAN AND SECURITY AGREEMENT

     This Waiver and Amendment No. 2 to Loan and Security Agreement (this "Amendment") is entered into as of December ___, 1999 among HAWKER PACIFIC AEROSPACE, a California corporation ("U.S. BORROWER"), HAWKER PACIFIC AEROSPACE LIMITED, a company organized under the laws of England and Wales ("U.K. Borrower" and, collectively with U.S. Borrower, "BORROWERS"), the financial institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (each, individually, a "Lender" and, collectively, "LENDERS"), HELLER FINANCIAL, INC., a Delaware corporation, as a Lender and as Agent for Lenders ("Agent"), and NMB-HELLER LIMITED, an Affiliate of Agent domiciled in the United Kingdom, as Funding Agent and Collateral Agent ("NMB-HELLER").

                                    RECITALS;

     WHEREAS, Borrowers, Lenders, Agent and NMB-Heller are parties to a Loan and Security Agreement dated as of December 22, 1998 (as heretofore, now, or hereafter amended, supplemented, restated or otherwise modified, the "Loan Agreement"); and

     WHEREAS, Borrowers, Lenders, Agent and NMB-Heller are also parties to Waiver and Amendment No. 1 to Loan and Security Agreement dated as of October 21, 1999 (as heretofore, now, or hereafter amended, supplemented, restated or otherwise modified, the "First Amendment");

     WHEREAS, pursuant to the First Amendment, Borrowers agreed, among other things, that (a) on or prior to November 15, 1999, Borrowers would obtain a Junior Investment of at least $4,000,000 and (b) within two (2) Business Days after the date of the First Amendment, Borrowers would cause Unique to deliver a Refund Agreement on terms and conditions satisfactory to Agent;

     WHEREAS, Borrowers have failed to comply with the covenants described in the preceding clause and such failures constitute Events of Default under the Loan Agreement (the "Existing Defaults"); and

     WHEREAS, Borrowers seek to obtain a preferred equity investment of $3,000,000 on terms and conditions substantially as set forth in the form of Convertible Preferred Stock Purchase Agreement attached hereto as Exhibit A (the "Initial Junior Investment");

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement and the First Amendment.

     2.   LIMITED WAIVER OF LENDERS. Lenders hereby waive the Existing Defaults.

     3. AMENDMENTS TO LOAN AGREEMENT. The parties agree to amend the Loan Agreement as set forth in this Section 3.

          (a) Section 7.5 of the Loan Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

          7.5 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that (a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock (or equivalent equity interests) to the extent necessary to permit such Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clauses
     (b), (c), (d), (e), (f) and (g) below, and to permit such Borrower to pay expenses incurred in the ordinary course of business; (b) U.S. Borrower may pay dividends on account of its Series C Preferred Stock with shares of common stock; (c) U.S. Borrower pay dividends on account of its Series C Preferred Stock in cash up to a maximum of $25,000 in the aggregate for all dividends declared; (d) U.S. Borrower may pay management fees to Unique in the amounts and on the respective dates required pursuant to the Unique Management Agreement, so long as (i) such payments do not exceed an aggregate of $150,000 per Fiscal Year, and (ii) at the time any such payment is made and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (e) U.S. Borrower may repay up to $2,500,000 in principal amount of the Subordinated Debt in full on the Closing Date, so long as after giving effect to such repayment and after giving effect to the consummation of all of the other transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, Borrowers shall have Availability (determined on a pro forma basis, with Borrowers having no accounts payables which are more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,000,000; (f) following the Closing Date, U.S. Borrower may pay accrued and unpaid interest due and owing on an unaccelerated basis in respect to the Subordinated Debt, so long as at the time of any such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and such payment is otherwise permitted to be made pursuant to the Subordination Agreement; and
     (g) following the Closing Date, U.S. Borrower may make annual repayments of the principal balance of the Subordinated Debt from a portion of its Excess Cash Flow, if any, for the immediately preceding Fiscal Year, commencing with Borrowers' 1999 Fiscal Year (i.e., assuming there is Excess Cash Flow available therefor, the first such principal repayment permitted hereunder would be made during Fiscal Year 2000) so long as (i) the mandatory prepayment from Excess Cash Flow payable for the most recently ended Fiscal Year preceding the date of such payment pursuant to SUBSECTION 2.4(B)(3) shall have been paid prior to the making of such principal payment; (ii) the amount of such principal payment does not exceed 25% of Excess Cash Flow for the most recently ended Fiscal Year; (iii) at the time of such principal payment and after giving effect thereto and to the mandatory prepayment of the Obligations payable pursuant to SUBSECTION 2.4(B)(3), Borrowers shall have Availability as of such date, and shall have had average daily excess Availability during the immediately preceding 60 day period prior to such date (determined in each case on a pro forma basis as of such date or for such period, as the case may be, with Borrowers having no accounts payables which are more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $3,000,000; and (iv) at the time of any such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and such payment is otherwise permitted to be made pursuant to the Subordination Agreement.

          (b) Section 8.15(S) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

               (S) CHANGE IN CONTROL OR MANAGEMENT. Any of the following occurs: (1) all or substantially all of the assets of any Borrower or any of its Subsidiaries are sold, leased or otherwise disposed of (in a single transaction or in a series of related transactions); (2) Deephaven Private Placement Trading Ltd., the Persons listed on SCHEDULE 8.15(S) hereto which owned equity interests in U.S. Borrower immediately prior to U.S. Borrower's initial public offering, or members of their immediate families or trusts for the benefit of members of their immediate families, fail to own, beneficially and of record, and control the power to vote, 35% of the equity securities of U.S. Borrower entitled to ordinary voting power during the two year period following the Closing Date, or 30% thereafter; (3) any person or entity or "affiliated group" (other than Deephaven Private Placement Trading Ltd. or existing shareholders described on SCHEDULE 8.1(S)) acquires more than 30% of the equity securities of U.S. Borrower entitled to ordinary voting power; (4) less than a majority of those persons constituting the board of directors of U.S. Borrower as of the Closing Date fail to remain as members of the board of directors of U.S. Borrower; (5) David Lokken, Phil Panzera, Brian Carr or Michael

     Riley ceases to be actively involved on a full time basis in their current capacities as executive level employees of U.S. Borrower at any time and a replacement acceptable to Requisite Lenders is not appointed (or another plan for replacement which is acceptable to the Requisite Lenders is not in place) within 90 days; (6) Dennis Biety ceases to be actively involved on a full time basis in his current capacity as managing director of U.K. Borrower at any time during the one year period following the Closing Date and a replacement acceptable to Requisite Lenders is not appointed (or another plan for replacement which is acceptable to the Requisite Lenders is not in place) within 90 days; or (7) U.K. Borrower ceases to be a wholly owned subsidiary of U.S. Borrower.

     4. COVENANTS. Each Borrower covenants and agrees that (i) such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 4, and (ii) failure of any Loan Party to perform or comply with any term or condition in this Section 4 shall constitute an immediate Event of Default under the Loan Agreement.

          (a) INITIAL JUNIOR INVESTMENT. Within two (2) Business Days after the date of this Amendment, Borrower shall have provided Agent with evidence of the receipt by Borrower of $3,000,000 less reasonable out-of-pocket closing costs from the Initial Junior Investment.

          (b) SECOND JUNIOR INVESTMENT. On or prior to January 15, 2000, Borrowers shall obtain at least $1,000,000 or such greater amount not to exceed $3,000,000 as deemed necessary by Agent (the "SECOND JUNIOR INVESTMENT") from either (i) secured or unsecured loans subordinated to the Obligations in a manner and form satisfactory to Agent as to right and time of payment, lien priority and as to any other rights and remedies thereunder or (ii) additional equity investments in Borrowers.

     5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the prior or concurrent satisfaction of the following conditions, all in a manner satisfactory to Agent:

          (a) Agent shall have received a fully executed copy of this Amendment, including all Exhibits hereto.

          (b) Agent shall have received a fully executed Refund Agreement in form and substance satisfactory to Agent.

          (c) Agent shall have received a fully executed Amendment No. 1 to Refund Agreement in the form of Exhibit B hereto.

          (d) Agent shall have received a Assumption Agreement in the form of Exhibit C hereto.

          (e) Agent shall have received certified copies of resolutions of U.S. Borrower and U.K. Borrower approving the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

          (f) Agent shall have received a fully executed copies of all documents, agreements and instruments executed in connection with the Initial Junior Investment.

     6. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Each Borrower represents and warrants to Agent and Lenders that:

     6.1 AUTHORITY. Each Borrower has full power, authority and legal right to enter into this Amendment and the other agreements entered into in connection herewith to which such Borrower is a party. The execution and delivery by each Borrower of this Amendment and the other agreements entered into in connection herewith to which such Borrower is a party: (i) have been duly authorized by all necessary action on the party of such Borrower; (ii) are not in contravention of the terms of such Borrower's organizational documents or of any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound; (iii) do not and will not require any governmental consent, registration or approval; (iv) do not and will not contravene any contractual or governmental restriction of which such Borrower or any of its property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of such Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower is a party or by which such person or any of its property may be bound or affected.

     6.2 BINDING EFFECT. This Amendment and all of the other agreements entered into by each Borrower in connection herewith have been duly executed and delivered by such Borrower, are the legal, valid and binding obligations of such Borrower and are enforceable against such in accordance with their respective terms.

     6.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment or the other agreements executed and delivered by either Borrower hereunder or the consummation of the transactions contemplated hereby or thereby.

     7.   REFERENCE TO AND EFFECT UPON THE LOAN DOCUMENTS.

     7.1 Except as specifically amended above, the Loan Agreement, as amended, and each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed.

     7.2 The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document or (ii) prejudice any right, power or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (after giving effect to this Amendment) or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

     8. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart and an original for all purposes.

     9. COSTS, EXPENSES AND TAXES. Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses incurred by Agent, Lenders and NMB-Heller in connection with the preparation, execution and delivery of this Amendment (including, without limitation, attorney's fees and expenses).

     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     11. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                           HAWKER PACIFIC AEROSPACE, as Borrower
                           and as Borrower Representative

                           By: /s/ Philip M. Panzera
                              --------------------------------------------
                           Name: Philip M. Panzera
                                ------------------------------------------
                           Title: Executive Vice President
                                 -----------------------------------------

                           HAWKER PACIFIC AEROSPACE LIMITED, as a Borrower

                           By: /s/ Philip M. Panzera
                              --------------------------------------------
                           Name: Philip M. Panzera
                                ------------------------------------------
                           Title: Director
                                 -----------------------------------------

                           HELLER FINANCIAL, INC., as Agent and as a Lender

                           By: /s/ Renee M. Rempe
                              --------------------------------------------
                           Name: Renee M. Rempe
                                ------------------------------------------
                           Title: Vice President
                                 -----------------------------------------

                           NMB-HELLER LIMITED, in its capacity as
                           Funding Agent and Collateral Agent

                           By: /s/ J.P. Onslow
                              --------------------------------------------
                           Name: J.P. Onslow
                                ------------------------------------------
                           Title: Director
                                 -----------------------------------------